Exhibit (g)(2)

                                   FACULTATIVE

                              REINSURANCE AGREEMENT

                                     BETWEEN

                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                            Mercer Island, Washington
                 hereinafter referred to as the CEDING COMPANY

                                       and

                                    Company B

                               FACULTATIVE TREATY
                               TABLE OF CONTENTS

ARTICLE                                  DESCRIPTION                                               PAGE
-------                                  -----------                                               -----
I          BASIS OF REINSURANCE...................................................................   1
II         LIABILITY..............................................................................   2
III        ADMINISTRATIVE REPORTING...............................................................   2
IV         PLANS OF REINSURANCE...................................................................   6
V          REINSURANCE PREMIUMS...................................................................   6
VI         PREMIUM ACCOUNTING.....................................................................   7
VII        OVERSIGHTS.............................................................................   9
VIII       REDUCTIONS, TERMINATIONS AND CHANGES...................................................   9
IX         INCREASE IN RETENTION AND RECAPTURES...................................................  11
X          REINSTATEMENTS, EXCHANGES, ETC.........................................................  12
XI         EXPENSES OF ORIGINAL POLICY............................................................  13
XII        CLAIMS.................................................................................  13
XIII       TAX CREDITS............................................................................  16
XIV        DAC TAX................................................................................  16
XV         INSPECTION OF RECORDS..................................................................  17
XVI        INSOLVENCY.............................................................................  17
XVII       ARBITRATION............................................................................  18
XVIII      CONFIDENTIALITY........................................................................  19
XIX        PARTIES TO AGREEMENT...................................................................  19
XX         ENTIRE CONTRACT........................................................................  19
XXI        TERMINATION............................................................................  20

SCHEDULE                      DESCRIPTION
--------                      -----------
   A                  SPECIFICATIONS
   B                  BENEFITS AND NAR CALCULATIONS
   C                  ADDITIONAL INFORMATION AND EXCEPTIONS

 EXHIBIT                      DESCRIPTION
--------                      ------------
  I                   RETENTION LIMITS
  IA                  UNDERWRITING GUIDELINES (OPTIONAL)
  II                  REINSURANCE PREMIUMS
  IIA                 POLICY FEES, FLAT EXTRAS, SUBSTANDARD PREMIUMS
  IIB                 PERCENTAGES OF PREMIUM (YRT)
  III                 COMMISSIONS AND ALLOWANCES (COINSURANCE)

                              REINSURANCE AGREEMENT

REINSURANCE UNDER THIS AGREEMENT MUST BE INDIVIDUAL INSURANCE. THE CEDING COMPANY MAY REINSURE THE LIFE INSURANCE AND WAIVER OF PREMIUM FOR THE PLAN(S) AS STATED IN SCHEDULE A. THE BENEFITS COVERED AND THE NET AMOUNT AT RISK CALCULATION SHALL BE DESCRIBED IN SCHEDULE B.

ARTICLE I

BASIS OF REINSURANCE

1.       REQUIREMENTS FOR FACULTATIVE REINSURANCE

         A. An application for facultative reinsurance may include life insurance with or without either disability waiver of premium, or accidental death, or both. Supplemental benefits without life are excluded from this agreement. Covered supplemental benefits are reflected in Schedule A.

         B. Copies of all underwriting papers relating to the insurability of the individual risk must be sent to COMPANY B for facultative reinsurance. After COMPANY B has examined the underwriting papers, COMPANY B will promptly notify the CEDING COMPANY of the underwriting offer subject to additional requirements, the final underwriting offer or declination. Any final underwriting offer on the individual risk will automatically terminate upon the earliest of:

                  1) The date COMPANY B receives notice of a withdrawal/cancellation by the CEDING COMPANY,

                  2) 120 days after the date on which the offer was made, or

                  3) The date specified in COMPANY B's approval to extend the offer.

         C. The minimum amount of insurance to be ceded shall be as stated in Schedule A.

ARTICLE II

LIABILITY

1. COMPANY B's liability for facultative reinsurance on individual risks shall not begin unless and until the CEDING COMPANY has accepted COMPANY B's final and unconditional written offer on the application for facultative reinsurance.

2. COMPANY B's liability for reinsurance on individual risks shall terminate when the CEDING COMPANY's liability terminates.

3. As long as the original policy remains in full force, all paid-up additions, COLA's, GIR's, and accumulated dividends shall be the liability of the CEDING COMPANY unless specifically included in Schedule A of this agreement.

4. In no event shall reinsurance under this Agreement be in force unless the insurance issued directly by the CEDING COMPANY is in force and is issued and delivered in a jurisdiction in which the CEDING COMPANY is properly licensed.

5. The payment of reinsurance premiums in accordance with this Agreement shall be a condition precedent to the liability of COMPANY B under reinsurance covered by this Agreement.

ARTICLE III

ADMINISTRATIVE REPORTING

1.       SELF-ADMINISTERED BUSINESS

         Promptly after liability for insurance has begun on an individual risk, the CEDING COMPANY shall have the responsibility of maintaining adequate records for the administration of the reinsurance amount and shall furnish COMPANY B with monthly reports, in substantial conformity with the following:

         A.       MONTHLY NEW BUSINESS REPORT

                  For new business, the CEDING COMPANY must identify the reinsurance agreement and provide information adequate for COMPANY B to establish reserves, check retention limits, and verify premium calculation.

                  1)       policy number

                  2)       full name of insured

                  3)       date of birth

                  4)       sex

                  5)       issue age

                  6)       policy date

                  7)       underwriting classification

                  8)       plan of insurance/code

                  9)       amount issued

                  10)      amount ceded

                  11)      automatic/facultative indicator

                  12)      state of residence

                  13)      table rating

                  14)      flat extra (amount + number of years)

                  15)      death benefit option (UL products)

                  16)      current net amount at risk

                  17)      transaction code

                  18)      riders (if applicable)

         B.       MONTHLY CONVERSION REPORT

                  The CEDING COMPANY shall furnish COMPANY B with a separate listing of reinsurance policies that are conversions or replacements from policies previously reinsured with COMPANY B to the plan(s) as stated in Schedule A. The listing should provide the following information:

                  1)       1 through 18 in 1.A above

                  2)       original policy date

                  3)       original policy number

                  4)       attained age

                  5)       duration

                  6)       effective date if other than policy date

         C.       MONTHLY PREMIUM REPORT

                  At the end of each month the CEDING COMPANY shall send to COMPANY B a listing of all reinsurance policies issued or renewing during the past month accompanied by the reinsurance premiums for such policies. The listing should be segregated into first year issues and renewals and should provide the following information:

                  1)       1 through 18 in 1.A above

                  2) On Yearly Renewable Term treaties the net reinsurance premium due for each reinsured policy with the premium for life and each supplemental benefit separated.

                  3) On Coinsurance treaties the gross reinsurance premium, commissions, net reinsurance premium and other amounts (e.g. dividends, cash surrender values) with premium separated for life and each supplemental benefit.

                  All monthly lists shall be submitted to COMPANY B no later than the 20th day of the following month.

         D.       MONTHLY CHANGE REPORT

                  The CEDING COMPANY shall report the details of all policy terminations and changes on the reinsured policies. In addition to the data indicated in 1.A above, the report should provide information about the nature, the effective date, and the financial result of the change with respect to reinsurance. For changes, the CEDING COMPANY shall identify the reinsurance agreement and provide information adequate for COMPANY B to establish reserves, check retention limits, and verify premium calculation.

         E.       MONTHLY POLICY EXHIBIT REPORT

                  The CEDING COMPANY shall provide a summary of new issues, terminations, recaptures, changes, death claims and reinstatements during the month and the inforce reinsurance at the end of the month.

         F.       QUARTERLY REPORTING

                  1) Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide COMPANY B with Premiums Due and Unpaid and Commissions Due and Unpaid. This report may be in summary form reporting totals by line of business with separate totals for first year and renewals.

                  2) Within ten (10) days following the end of the quarter, the CEDING COMPANY shall provide COMPANY B with totals for, the reserve liability including statutory reserves by valuation basis segregated by Yearly Renewable Term and Coinsurance.

         G.       ANNUAL INFORCE LISTING

                  Within ten (10) days after the close of the year, the CEDING COMPANY shall furnish COMPANY B a listing of reinsurance in force by policy, by year of issue, segregated by Yearly Renewable Term and Coinsurance and include statutory reserves for the same.

         H.       CLAIMS

                  Claims shall be reported as incurred on an individual basis.

         I.       CHANGE IN REPORTING FORMAT

                  If the CEDING COMPANY chooses to report its reinsurance transaction via electronic media, the CEDING COMPANY shall consult with COMPANY B to determine the appropriate reporting format. Once determined, the CEDING COMPANY shall communicate any change in the data format or code structure to COMPANY B prior to the use of such changes in the reports to COMPANY B.

2.       INDIVIDUAL CESSION BUSINESS

         Promptly after liability for reinsurance has begun on the individual risk the CEDING COMPANY shall send COMPANY B a "Reinsurance Application/Cession". Based on the information on the "Reinsurance Application/Cession", COMPANY B will prepare and send the CEDING COMPANY a "Reinsurance Cession Card". When reinsurance is amended or changed, the CEDING COMPANY shall send COMPANY B a "Notification of Change in Policy Reinsured".

ARTICLE IV

PLANS OF REINSURANCE

1.       Life reinsurance shall be ceded on the basis stated in Schedule A.

2. Copies of all life insurance policies, riders, rate manuals, benefit forms, commuted value tables and cash value tables shall be provided by the CEDING COMPANY to COMPANY B, and COMPANY B shall be promptly notified of any changes therein.

ARTICLE V

REINSURANCE PREMIUMS

1. Life Reinsurance Premiums are payable annually in advance unless specified differently on Exhibit II.

         A. Life Reinsurance Premiums Paid on a Coinsurance Basis (if applicable).

                  The CEDING COMPANY shall pay the current annual premiums as shown in Exhibit II based on the amount of life insurance reinsured, less the allowance stated in Exhibit M. In addition, the CEDING COMPANY shall pay any substandard table extra and flat extra premiums as outlined in Exhibit IIA, but shall exclude the policy fee. In the event the current premium is changed, COMPANY B shall be notified by the CEDING COMPANY immediately.

         B. Life Reinsurance Premiums on a Yearly Renewable Term Basis (if applicable)

                  The life reinsurance premium on the net amount at risk shall be based on rates shown in Exhibit II.

                  The reinsurance premiums are not guaranteed. For those premiums less than the current minimum valuation net premiums, only the latter premiums shall be guaranteed. Should COMPANY B increase the reinsurance premiums to the current minimum valuation net premium, then the CEDING COMPANY shall have the right to immediately recapture any business affected by that change.

ARTICLE VI

PREMIUM ACCOUNTING

1.       PAYMENT OF REINSURANCE PREMIUM

         A. The reinsurance premiums shall be paid to COMPANY B using the rates shown in Exhibit II and IIA, and applying the allowances (Exhibit III) or, percentages of premium (Exhibit IIB), when applicable.

         B. On issues ceded by individual cessions COMPANY B shall send the CEDING COMPANY each month two copies of a statement listing first year and renewal reinsurance premiums less refunds and allowances which are due during the current month.

         C. On self-administered business the CEDING COMPANY shall provide the statement to COMPANY B using the format described in
                  Article III, Self-Administered Business.

         D. If a net reinsurance premium balance is payable to COMPANY B the CEDING COMPANY shall pay this balance within forty-five
                  (45) days after the close of that month. If the full balance is not received within the forty-five (45) day period, the reinsurance premiums for reinsurance risks listed on the statement, for which payment was not received, shall be delinquent and the liability of COMPANY B shall cease as of the date reinsurance premiums were due.

         E. If a net reinsurance premium balance is payable to the CEDING COMPANY, COMPANY B shall pay this net balance within forty-five (45) days after the monthly statement was sent to the CEDING COMPANY. If the monthly statement has not been returned within forty-five (45) days, COMPANY B shall assume the CEDING COMPANY has verified and is in agreement with the net balance and shall make payment to the CEDING COMPANY.

2.       INTEREST ON DELINQUENT PAYMENTS

         If the CEDING COMPANY is more than 90 days in arrears in remitting premiums to COMPANY B, such premiums will be considered delinquent and interest will be added to the amount to be remitted. Interest will be calculated from (i) the time the premiums are due COMPANY B to (ii) the date the CEDING COMPANY pays the premium to COMPANY B. The rate of interest charged will be equal to the rate listed in the Federal Reserve Statistical Release, as promulgated by the Board of Governors of the Federal Reserve System, for the monthly average of Corporate bonds, Moody's seasoned Aaa (the "Interest Rate").

3.       CURRENCY

         The reinsurance premiums and benefits payable under this Agreement shall be payable in the lawful money of the United States.

ARTICLE VII

OVERSIGHTS

If there is an unintentional oversight or clerical error in the administration of this Agreement by either the CEDING COMPANY or COMPANY B, it can be corrected provided the correction takes place promptly after the time the oversight or clerical error is first discovered. In that event, the CEDING COMPANY and COMPANY B will be restored to the position they would have occupied had such oversight or clerical error not occurred.

ARTICLE VIII

REDUCTIONS, TERMINATIONS AND CHANGES

1.       A.       If in accordance with policy provisions the original policy is converted to permanent life insurance, the life risk under the converted policy which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with COMPANY B.

         B. If there is a replacement where full underwriting evidence is not required according to the CEDING COMPANY regular underwriting rules, the life risk which exceeds the amount of risk originally retained by the CEDING COMPANY shall continue to be reinsured with COMPANY B.

         C. If there is a replacement where full underwriting evidence is required by the CEDING COMPANY, reinsurance may be ceded to COMPANY B subject to a written agreement between COMPANY B and the CEDING COMPANY.

2. If the amount of insurance under a policy or rider reinsured under this Agreement increases and

         A. The increase is subject to new underwriting evidence, the provisions of Article I shall apply to the increase in reinsurance.

         B. The increase is not subject to new underwriting evidence, COMPANY B shall accept automatically the increase in reinsurance but not to exceed the automatic binding limit as stated in Schedule A.

3. If the amount of insurance under a policy or rider reinsured under this Agreement is increased or reduced, any increase or reduction in reinsurance for the risk involved shall be effective on the effective date of the increase or reduction in the amount of insurance.

4. If any portion of the prior insurance retained by the CEDING COMPANY on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life shall also be reduced or terminated. The CEDING COMPANY shall reduce its reinsurance by applying the retention limits which were in effect at the time the policy was issued. The "reinsurance adjustment due to lapse or reduction of previous insurance" shall be effective on the same date as the lapse or reduction of prior insurance. The reinsurance to be terminated or reduced shall be determined in chronological order by the date the risk was first reinsured. Two or more policies issued the same date shall be considered one policy.

5. If the insurance for a risk is shared by more than one reinsurer, COMPANY B's percentage of the increased or reduced reinsurance shall be the same as COMPANY B's percentage of initial reinsurance of the individual risk.

6. If a risk reinsured under this Agreement is terminated, the reinsurance for that risk shall be terminated as of the effective date of the termination.

7. For facultative reinsurance, if the CEDING COMPANY reduces the mortality rating, the reduction shall be subject to the facultative provisions of this Agreement as stated in Article I.

8. COMPANY B shall refund all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

ARTICLE IX

INCREASE IN RETENTION AND RECAPTURES

1.       If the CEDING COMPANY changes its retention limits, as listed in
         Exhibit I, prompt written notice of the change shall be provided to COMPANY B.

2. The CEDING COMPANY shall have the option of recapturing the reinsurance under this Agreement in the event the CEDING COMPANY increases its retention limit and the policies have been in force the required length of time as stated in Schedule A. The CEDING COMPANY may exercise its option to recapture by giving written notice to COMPANY B within ninety
         (90) days after the effective date of the increase in retention. If the recapture option is not exercised within ninety days (90) days after the effective date of the increase in retention the CEDING COMPANY may choose to recapture at a later date. In that case, the date of the written notification to COMPANY B shall determine the effective date the recapture program shall begin.

3.       If the CEDING COMPANY exercises its option to recapture, then:

         A. The CEDING COMPANY shall reduce the reinsurance on all individual risks on which it retained its maximum retention for the age and mortality rating that was in effect at the time the reinsurance was ceded.

         B. The CEDING COMPANY shall increase its total amount of retained insurance on the individual risk up to its new retention limit by reducing the amount of reinsurance. If an individual risk is shared by more than one reinsurer, COMPANY B's percentage of the reduced reinsurance shall be the same as COMPANY B's initial percentage of reinsurance on the individual risk.

         C. The reduction of reinsurance shall become effective on the later of the following dates:

                  1) The policy anniversary date immediately following the date the recapture program is to begin as determined by paragraph 2. of this Article;

                  2) The number of years stated in Schedule A starting with the "policy date."

         D. In the event the CEDING COMPANY overlooks any reduction in the amount of a reinsurance policy because of an increase in the CEDING COMPANY's retention, the acceptance by COMPANY B of reinsurance premiums under these circumstances shall not constitute a liability on the part of COMPANY B for such reinsurance. COMPANY B shall be liable only for a refund of premiums.

         E. Once a recapture is initiated by the CEDING COMPANY, the recapture will continue year after year until all eligible policies are recaptured. Should a claim occur before an eligible policy has been processed, COMPANY B shall deduct from the claim payment the amount the CEDING COMPANY should have recaptured.

4. No recapture shall be permitted for reinsurance on an individual risk if (a) the CEDING COMPANY retained less than its maximum retention for the age and mortality rating in effect at the time the reinsurance was ceded to COMPANY B, or if (b) the CEDING COMPANY did not retain any of the individual risk.

ARTICLE X

REINSTATEMENTS EXCHANGES EXTENDED TERM REDUCED PAID UP

If a policy reinsured under this Agreement lapses for nonpayment of premium or is continued on the Reduced Paidup or Extended Term Insurance basis, and is reinstated in accordance with the terms of the policy and the CEDING COMPANY'S rules, the reinsurance on such policy shall automatically be reinstated by COMPANY B upon notification of such reinstatement. The CEDING COMPANY shall pay COMPANY B all back reinsurance premiums.

Exchanges, term conversions or other changes in the insurance reinsured with COMPANY B, where not fully underwritten as a new issue, will continue to be reinsured with COMPANY B. When these changes are fully underwritten, the policy will be handled the same as issuance of a new policy.

Exchanges will be reinsured only if the original policy was reinsured with COMPANY B; the amount of reinsurance will not exceed the amount of reinsurance on the original policy immediately prior to the exchange. If the business is subsequently exchanged to any plan reinsured by COMPANY B, then such business will be reinsured at the rates shown in the treaty covering the new plan. Rates and allowances applicable to the new plan will be determined at point-in-scale based on the original policy that is being exchanged. If the business is subsequently exchanged to a plan that is not reinsured with COMPANY B under a specific treaty, then such business shall be reinsured at an agreed upon YRT rate.

Changes as a result of extended term or reduced paid-up insurance will be handled the same as life reductions.

ARTICLE XI

EXPENSE OF ORIGINAL POLICY

The CEDING COMPANY shall bear the expense of all medical examinations, inspection fees, and other charges in connection with the issuance of the insurance.

ARTICLE XII

CLAIMS

1.       The CEDING COMPANY shall give COMPANY B written notice within twenty
         (20) days of submission to the CEDING COMPANY of any claim on a policy reinsured under this Agreement, and written notice within ten (10) days of the service of process upon the CEDING COMPANY in connection with any litigation involving such claim. Copies of the proofs obtained by the CEDING COMPANY together with a statement showing the amount due or paid on such claim by the CEDING COMPANY shall be furnished to COMPANY B at the time payment is requested.

2. COMPANY B shall accept the decision of the CEDING COMPANY in payment of the CEDING COMPANY's contractual liability for the claim and shall pay its portion to the CEDING COMPANY upon receipt of proof that the CEDING COMPANY has paid the claimant. It is agreed that if a lesser amount at risk is retained by the CEDING COMP ANY than the amount ceded to COMPANY B, the CEDING COMPANY shall consult with COMPANY B concerning its investigation and/or payment of the claim. However, such consultation shall not impair the CEDING COMPANY's freedom to determine its course of action on the claim, and the final decision shall be that of the CEDING COMPANY. In reaching its decision, the CEDING COMPANY shall act with good faith and in accord with its standard practices applicable to all claims, whether reinsured or not.

3. The CEDING COMPANY shall notify COMPANY B within ten (10) days from the date of the CEDING COMPANY's decision to contest, compromise, or litigate a claim involving reinsurance. Unless COMPANY B declines to be a party to such action, COMPANY B shall pay its share of the settlement payment, up to the maximum reinsurance that would have been payable by COMPANY B under the specific policy had there been no controversy, plus its share of specific "Claim Expenses" therein involved, except as specified below. If COMPANY B declines to be a party to the contest, compromise, or litigation COMPANY B shall discharge all of its liability to the CEDING COMPANY by paying the full amount reinsured under this Agreement to the CEDING COMPANY. "Claim expenses" shall be deemed to mean only the reasonable legal and investigative expenses connected with the litigation or settlement of contractual liability claims. "Claim expenses" shall not include expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds which the CEDING COMPANY admits are payable or any routine claim administrative expenses, including, but limited to, compensation of officers and employees of the CEDING COMPANY.

4. In the event the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, COMPANY B shall share in the increase or reduction in the proportion that the net liability of COMPANY B bore to the sum of the retained net liability of the CEDING COMPANY and the net liability of other reinsurers immediately prior to such increase or reduction. The reinsurance with COMPANY B shall be written from commencement on the basis of the adjusted amounts using premiums and reserves at the correct ages and sex. The adjustment for the difference in premiums shall be made without interest.

5. It is understood and agreed that the payment of a death claim by COMPANY B shall be made in one sum regardless of the mode of settlement under the policy of the CEDING COMPANY.

\
6. In no event shall COMPANY B have any liability for any extracontractual damages, including, but not limited to, punitive, exemplary, compensatory and consequential damages which are assessed against the CEDING COMPANY, whether by judgment, settlement or otherwise, as a result of acts, omissions or course of conduct of the CEDING COMPANY or its agents. It is recognized that special circumstances may arise which indicate that to the extent permitted by law, COMPANY B should participate in certain assessed damages. These circumstances are not subject to prior identification or definition. However, the CEDING COMPANY and COMPANY B agree the circumstances do not include any circumstance where COMPANY B did not give the CEDING COMPANY written directions in advance, designated as such, instructing the CEDING COMPANY to engage in the act, omission or course of conduct which ultimately results in the assessment of such damages. Consultations with the CEDING COMPANY pursuant to paragraph 2 of this Article shall not be considered "written directions" as used herein. The extent of such participation in such damages by COMPANY B will be determined based upon a good faith assessment of culpability, but shall not exceed the ratio of COMPANY B's net liability for policy benefits under this Agreement to the net liability of the CEDING COMPANY and any other reinsurers.

7. If a claim is approved for disability waiver of premium insurance reinsured under this Agreement, the CEDING COMPANY shall continue to pay reinsurance premiums to COMPANY B. COMPANY B shall reimburse the CEDING COMPANY COMPANY B's share of the annual liability.

ARTICLE XIII

TAX CREDITS

In jurisdictions which impose premium taxes on the CEDING COMPANY without deduction for reinsurance, COMPANY B shall reimburse the CEDING COMPANY for taxes paid on the amount of the reinsurance premiums on the basis shown in Schedule A, unless COMPANY B itself is required to pay a direct tax on such reinsurance premiums.

ARTICLE XIV

DEFERRED ACQUISITION COSTS TAX

The CEDING COMPANY and COMPANY B elect under Regulation 1.848-2(g) (8) to compute "specified policy acquisition expense", as defined in section 848(c) of the Internal Revenue Code, in the following manner:

The party with net positive consideration as determined under Reg. 1.848-2(f) and Reg. 1.848-3 shall compute specified policy acquisition expenses without regard to the general deductions limitation of section 848(c)(1) for each taxable year.

The parties will exchange information pertaining to the aggregate amount of net consideration as determined under Regs. 1.848-2(f) and 1.848-3, for all reinsurance agreements in force between them, to insure consistency for the purposes of computing specified policy acquisition expenses. COMPANY B shall provide the CEDING COMPANY with the amount of such net consideration for each taxable year no later than May 1 following the end of such year. The CEDING COMPANY shall advise COMPANY B if it disagrees with the amounts provided, and the parties agree to amicably resolve any difference. The amounts provided by COMPANY B shall be presumed correct if it does not receive a response from the CEDING COMPANY by May 31.

COMPANY B represents and warrants that it is subject to U.S. taxation under Subchapter L of the Internal Revenue Code.

ARTICLE XV

INSPECTION OF RECORDS

COMPANY B shall have the right, at any reasonable time, to inspect at the office of the CEDING COMPANY, all books and documents which relate to reinsurance under this Agreement.

ARTICLE XVI

INSOLVENCY

1. In the event of insolvency of the CEDING COMPANY, all reinsurance shall be payable by COMPANY B directly to the CEDING COMPANY or its liquidator, receiver, or statutory successor, on the basis of the liability of the CEDING COMPANY under the policy or policies reinsured, without diminution because of the insolvency of the CEDING COMPANY.

2. It is agreed that the liquidator, receiver, or statutory successor of the insolvent CEDING COMPANY shall give written notice to COMPANY B of the pending of a claim against the insolvent CEDING COMPANY on any policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of any such claim COMPANY B may investigate such claim and interpose, in the proceeding where such claim is to be adjudicated, any defense or defenses which COMPANY B may deem available to the CEDING COMPANY or its liquidator, receiver, or statutory successor. The expense thus incurred by COMPANY B shall be chargeable, subject to court approval, against the insolvent CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by COMPANY B.

3. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expenses had been incurred by the CEDING COMPANY.

4. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the CEDING COMPANY or COMPANY B with respect to this agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

ARTICLE XVII

ARBITRATION

1. It is the intention of the CEDING COMPANY and COMPANY B that the customs and practices of the insurance and reinsurance industry shall be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. However, if COMPANY B and the CEDING COMPANY cannot mutually resolve a dispute or claim which arises out of or relates to this agreement, the dispute or claim shall be settled through arbitration.

2. The arbitrators shall be impartial regarding the dispute, and shall base their decision on the terms and conditions of this agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry.

3. There shall be three arbitrators who must be officers of life insurance companies other than the parties to this agreement or their subsidiaries. Each of the parties to this agreement shall appoint one of the arbitrators and these two arbitrators shall select the third. If a party to this agreement fails to appoint an arbitrator within thirty
         (30) days after the other party to this agreement has given notice of the arbitrator appointment, the American Arbitration Association shall appoint an arbitrator for the party to this Agreement that has failed to do so. Should the two arbitrators be unable to agree on the choice of the third, then the appointment of this arbitrator is left to the American Arbitration Association.

4. Except for the appointment of arbitrators in accordance with the provisions of Section 3 of this Article, arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which are in effect on the date of delivery of demand for arbitration. Arbitration shall be conducted in City, State.

5. Each party to this agreement shall pay part of the arbitration expenses which are apportioned to it by the arbitrators.

6. The award agreed by the arbitrators shall be final, and judgment may be entered upon it in any court having jurisdiction.

ARTICLE XVIII

CONFIDENTIALITY

The CEDING COMPANY and COMPANY B (collectively the "Parties") are "financial institutions" as that term is used in Title V of the Gramm-Leach-Bliley Act ("GLB"). The Parties may, from time to time, come into possession of "non-public personal information" as defined in GLB ("Information"). The Information may be transmitted by one party to the other in accordance with the transmitting party's then current privacy policy and practices, in order to allow the other party to perform pursuant to this Agreement. During the continuation of this Agreement and after its termination, each party shall at all times use reasonable care to maintain the confidentiality of the Information. The Parties agree that they will not transfer Information to a third party, except as provided in this Agreement and as permitted by GLB. Such permitted disclosures include, but are not limited to, disclosure of Information if required by applicable federal, state or local legal requirement, order of a court of competent jurisdiction, properly authorized civil, criminal or regulatory investigation, or subpoena by federal, state or local authorities. The Parties acknowledge and agree that they may need to transfer Information to third party reinsurers ("Retrocessionaires") for the purpose of obtaining reinsurance on risks subject to this Agreement. On and after July l, 2001, prior to making such transfer, the transferring party will obtain written agreements from any such Retrocessionaires that require the Retrocessionaires to use reasonable care to maintain the confidentiality of the Information and limit further disclosures to those permitted by GLB.

ARTICLE XIX

PARTIES TO AGREEMENT

This is an Agreement for indemnity reinsurance solely between the CEDING COMPANY and COMPANY B. The acceptance of reinsurance under this Agreement shall not create any right or legal relation whatever between COMPANY B and the insured, owner, or any other party to or under any policy reinsured under this Agreement.

ARTICLE XX

ENTIRE CONTRACT

1. This agreement shall constitute the entire agreement between the parties with respect to business being reinsured hereunder and that there are no understandings between the parties other than those expressed in this agreement.

2. Any change or modification to this agreement shall be null and void unless made by addendum to this agreement signed by both parties.

ARTICLE XXI TERMINATION OF AGREEMENT

1. This Agreement may be terminated at any time by either party giving at least ninety (90) days written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of either company, shall be the first day of the ninety-day
         (90) period.

2. The CEDING COMPANY shall continue to cede reinsurance and COMPANY B shall continue to accept reinsurance, as provided for by the terms of this Agreement, until the date of termination.

3. All automatic reinsurance which became effective prior to the termination of this Agreement and all facultative reinsurance approved by COMPANY B based upon applications received prior to termination of this Agreement shall remain in effect until its termination or expiration, unless the CEDING COMPANY and COMPANY B mutually decide otherwise.

IN WITNESS WHEREOF, this agreement shall be effective with policies dated 12:01 November 1, 2002, and is hereby executed in duplicate between

                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                            Mercer Island, Washington

                        referred to as the CEDING COMPANY
                                       and

                                    COMPANY B
                                   City, State

and duly signed by both parties' respective officers as follows:

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                 CEDING COMPANY

                                                 /s/ VP & Actuary  VP & Actuary
                                                     ------------  ------------
                                                      signature        title

                                           /s/AVP & Secretary    AVP & Secretary
                                           ------------------    ---------------
                                               signature             title

                                                                       3/1/03
                                                                       ------
                                                                        date

COMPANY B

                                        Senior Vice President/Reinsurance
------------------------------------    ---------------------------------
         signature                                   title

                                        Vice President
                                        Reinsurance Actuary
------------------------------------    -------------------
         signature                             title

         --------------------------------------
                           date

                              COMPANY B REINSURANCE

                                   SCHEDULE A

                              TREATY SPECIFICATIONS

FARMERS NEW WORLD LIFE                                      Treaty #: 200211-003
--------------------------------------------------------------------------------

TYPE OF BUSINESS:
Life insurance issued by the CEDING COMPANY

TYPE OF REPORTING:
Individual Cession

BASIS OF REINSURANCE:
Facultative / Yearly Renewable Term

PLAN NAMES:
Single Life Plans

AGE BASIS:
Age last birthday

MINIMUM CESSION AMOUNT:
$5,000

RATE CAPACITY:
$10,000,000

RECAPTURE YEARS:
10 years

PREMIUM TAX REIMBURSEMENT:
Premium taxes are not reimbursed.

                              COMPANY B REINSURANCE

                                   SCHEDULE A

                        PLAN BENEFITS & RIDER INFORMATION

FARMERS NEW WORLD LIFE                                     Treaty #: 200211-003
-------------------------------------------------------------------------------

LEVEL TERM - LESS THAN OR EQUAL TO 20 YEARS:
The net amount at risk shall be the reinsurance face amount ceded.

LEVEL TERM - GREATER THAN 20 YEARS:
The net amount at risk shall be the reinsurance face amount ceded.

PERMANENT PLANS:
One-ninth of a 10th year cash value method will be used to determine the annual reserve.

1st Year - Full amount ceded
2nd through 10th Years - Annual decrement is equal to one-ninth of the 10th year Cash Value.
11th through 20th Years - Annual decrement is equal to one-tenth of the difference between the 10th year and the 20th year Cash Value.

Subsequent years calculated in a similar manner.

DECREASING TERM PLANS:
The first year net amount at risk will be the reinsurance face amount ceded. The net amount at risk in subsequent years will be determined by multiplying the commuted value schedule, provided by the CEDING COMPANY, times the number of units issued.

UNIVERSAL LIFE: LEVEL DEATH BENEFIT OPTION (OPTION A):
The CEDING COMPANY shall furnish COMPANY B a schedule of projected values with each policy sent to COMPANY B. The initial net amount at risk is equal to the face amount reinsured. In subsequent years, COMPANY B shall reinsure the death benefit minus the cash value, minus retention.

INCREASING LIFE PLANS: INCREASING DEATH BENEFIT OPTION (OPTION B):
The first year net amount at risk will be the reinsurance face amount ceded. The net amount at risk in subsequent years will be the increased death benefit minus the cash value (increase is typically equal to the cash value), minus retention, resulting in a level net amount at risk.

The CEDING COMPANY shall report fluctuations in the net amount at risk after an accumulated change of $5,000 has been reached. The change to reinsurance would be effective the date the accumulation change reached $5,000. At claim time, the current net amount at risk will be paid to the CEDING COMPANY without adjustments for insignificant amounts.

WAIVER OF PREMIUM:
Reinsured based on the amount ceded

WAIVER OF COST OF INSURANCE:
Reinsured based on the amount reinsured

                              COMPANY B REINSURANCE

                                   SCHEDULE C

                         ADDITIONAL DETAILED INFORMATION

FARMERS NEW WORLD LIFE                                      Treaty #: 200211-003
--------------------------------------------------------------------------------

PREMIUMS BASED ON:
The reinsurance premiums are a percentage of the 75-80 Basic Select and Ultimate Mortality Table, ALB using the Manufacturers Life extension for ages over 70.

PREMIER WHOLE LIFE:
Premier Whole Life will continue to be reinsured under the 1995 treaty.

                                    EXHIBIT I

                               RETENTION SCHEDULE

FARMERS NEW WORLD LIFE                                      Treaty #: 200211-003
-------------------------------------------------------------------------------

                  EFFECTIVE WITH POLICIES DATED: MARCH 01, 2000

                Flexible UL
              Premier UL & VUL      Flexible UL      All Other Plans
   Issue     Standard - Table 6   Premier UL & VUL   Standard - Table 6   All Other Plans
   Ages      Flat Ex. 0-$15.00      Over Table 6     Flat Ex. 0-$15.00      Over Table 6
---------   -------------------   -----------------  ------------------   ---------------
 0 - 60         $2,000,000            $250,000          $1,500,000          $250,000
     61+        $  250,000            $250,000          $  250,000          $250,000

Waiver of Premium retention is the same as life.

ADB is not reinsured

                              COMPANY B REINSURANCE

                                   EXHIBIT II

                              REINSURANCE PREMIUMS

FARMERS NEW WORLD LIFE                                      Treaty #: 200211-003
--------------------------------------------------------------------------------

YRT rates marked Exhibit II, applying percentages shown in Exhibit IIB.

                                   EXHIBIT II

1975-80 Basic Select and Ultimate Mortality Table

Mortality Rates per 1000 - Male - Age Last Birthday

[TABLE OMITTED]

                                   EXHIBIT II

1975-80 Basic Select and Ultimate Mortality Table

Mortality Rates per 1000 - Female - Age Last Birthday

[TABLE OMITTED]

                              COMPANY B REINSURANCE

                                   EXHIBIT IIA

                             MISCELLANEOUS PREMIUMS

FARMERS NEW WORLD LIFE                                     Treaty #: 200211-003
--------------------------------------------------------------------------------

POLICY FEES:
There are no policy fees.

FLAT EXTRA PREMIUMS:
Flat extra will be the flat extra premium charged the insured times the per thousand amount ceded to COMPANY B, less the allowances shown in Exhibit III.

SUBSTANDARD PREMIUMS:
Substandard premiums are standard premiums increased 25% per Table.

                              COMPANY B REINSURANCE

                                   EXHIBIT IIB

                             PERCENTAGES OF PREMIUM

FARMERS NEW WORLD LIFE                                     Treaty #: 200211-003
--------------------------------------------------------------------------------

SINGLE LIFE PLANS

Policy
Years     Non Smoker     Smoker
-----     ----------     ------
  1           0%           0%
  2+          60%         121%

                              COMPANY B REINSURANCE
                                   EXHIBIT III
                                OTHER ALLOWANCES

FARMERS NEW WORLD LIFE                                     Treaty #: 200211-003
--------------------------------------------------------------------------------

WAIVER OF PREMIUM

1st Year                            100%

Renewal                              10%

WAIVER OF COST OF INSURANCE

1st Year                            100%

Renewal                              10%

TEMP FLAT EXTRA

All Years                            20%

PERM FLAT EXTRA

1st Year                            100%

Renewal                              20%

                                    AMENDMENT

           to the Risk Premium Reinsurance Agreement (the "Agreement")
                        effective August 1, 1973, between

                   FARMERS NEW WORLD LIFE INSURANCE COMPANY of
                           Mercer Island, Washington,
                         hereinafter referred to as the
                                  "REINSURED,"

                                       and

                                    COMPANY C

         1. The plans reinsured under the Agreement on and after the first day of March, 2000, shall be those specified in the Appendix I, attached hereto.

         2. On and after the first day of March, 2000, the retention limit of the REINSURED shall be that shown in the revised Schedule A, attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof and to existing reinsurance ceded before the effective date hereof in accordance with the "INCREASE IN LIMIT OF RETENTION" article of the Agreement of which this amendment is a part.

         3. The premium rates as shown in Schedule D, Part I of the Agreement shall be extended to include reinsurance of the REINSURED'S Variable Universal Life (Form Nos. 2000-031 and 2000-131) plan ceded under the Agreement on and after the first day of March, 2000.

         4. The provisions of this amendment shall be subject to all the terms and conditions of the Agreement which do not conflict with the terms hereof.

         IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

Signed at Mercer Island, WA

By                /s/VP & Actuary            By         /s/Vice President
   ----------------------------------------     --------------------------------

Title             VP & Actuary               Title        Vice President

Date:             1 June 2000                Date          1 June 2000

COMPANY C

Signed at City, State

By                /s/Second Vice President   By       /s/Assistant Secretary
   ----------------------------------------     --------------------------------
                  Second Vice President                 Assistant Secretary

Date              5/4/00                     Date             5/3/2000

                                   APPENDIX I

              Insurance Subject to Reinsurance under this Agreement

The REINSURED'S excess as indicated below of its issues of the following plans bearing application dates in the range shown below to insureds having surnames beginning with the letters of the alphabet shown below.

A.       Automatic Reinsurance

         One hundred percent (100%) of the reinsurance the REINSURED cedes automatically of the insurance specified below shall be ceded under this Agreement.

                                                                 Dates                    Letters
Plan                                     Excess            from         through        from      through
----                                     ------            ----         -------        ----      -------
All plans issued by the
REINSURED                                Second       08-01-73      03-31-85           A           Z
                                         Second       04-01-85      03-31-88           L           Z

Universal Life Plan
(Form 1986-038)                          Second       04-01-88      04-30-91           L           Z
                                         Second       05-01-91      04-30-97           A           Z
                                         Entire       05-01-97             -           A           Z
All other plans issued by
the REINSURED                            Second       04-01-88      04-30-91           L           Z
                                         Second       05-01-91      04-30-92           A           Z

Automatic Increase Benefit (AIB)         Second       04-01-91      04-30-91           L           Z

Automatic Insured Rider (AIR)            Second       04-01-91      04-30-91           L           Z
Automatic Increase Benefit* (AIB)        Second       05-01-91      04-30-97           A           Z
                                         Entire       05-01-97             -           A           Z

Additional Insured Rider* (AIR)          Second       05-01-91      04-30-97           A           Z

                                         Entire       05-01-97             -           A           Z

*AIB and AIR Riders may be ceded under this Agreement only when they are added to a Universal Life policy.

                                                              Dates                      Letters
Plan                                     Excess        from         through          from      through
----                                     ------        ----         -------          ----      -------
Ten Year Renewable and
Convertible Term                         Second       05-01-92      04-30-97           A           Z
                                         Entire       05-01-97             -           A           Z

Ten Year Convertible Term                Second       08-01-93      04-30-97           A           Z
                                         Entire       05-01-97             -           A           Z
All other plans issued by
the REINSURED excluding Premier Whole
Life and Yearly Renewable Term
(Form 1995-112 and 1996-240)             Second       1-01-95       04-30-97           A           Z
                                         Entire       5-01-97              -           A           Z

Premier Universal Life
(Form No. 1998-037)                      Entire       7-01-98              -           A           Z

Variable Universal Life
(Form No. 2000-031)                      Entire       3-01-00              -           A           Z

B.       Facultative Reinsurance

         One hundred percent (100%) of the reinsurance the REINSURED cedes facultatively of the insurance specified above, including the Premier Whole Life plan and Yearly Renewable Term plan to insureds having surnames beginning with the letters A through Z shall be ceded under this Agreement provided the REINSURED has accepted COMPANY C's offer to reinsurance.

C.       Continuations

         Continuations to the insurance specified above shall be ceded under this Agreement provided the original policy was reinsured with COMPANY C under this or another agreement. The percentage of reinsurance ceded to COMPANY C shall equal the percentage of the original policy ceded to COMPANY C.

                                   SCHEDULE A
                            (Effective March 1, 2000)

                        Retention Limits of the REINSURED
                                      Life
                             Whole Life (1986-038),
            Premier Universal Life (Form Nos. 1998-037 and 1998-137)
          and Variable Universal Life (Form Nos. 2000-031 and 2000-131)

                    Standard-Table .6
                       Flat Extras
Ages                   $0 - $15.00                 Over Table 6
----                   -----------                 ------------
 0-60                  $2,000,000*                   $250,000*
Over 60                   250,000                     250,000

                                 All Other Plans

                 Standard-Table 6
                     Flat Extras
Ages                 $0 - $15.00                  Over Table 6
----             -----------------                ------------
 0-60                S 1,500,000*                   $250,000*
Over 60                 250,000                      250,000

                                 Payor Benefits

                                  Amount Issued

                         Monthly Income Benefit Rider**

                        Ages 15-55      $500 Per Month

                          Waiver of Premium Disability

                        Ages 15-55       Same as Life

                               Accidental Death***

                                          Issued at Standard, 1 1/2 and two (2)
                              Ages        times Standard rate for same limit,

                             1-60                   $150,000

* The maximum retention on any one (1) life, not including Accidental Death Benefits for normal double indemnity coverage, shall not exceed the Life retention shown above by age and rating.

**       Standard issues only.

*** Accidental Death Benefits for a normal double indemnity coverage shall be retained in addition to the limits for Life shown above.